Exhibit 99.1

Wesco Aircraft Stockholders Approve

Merger with Affiliate of Platinum Equity

VALENCIA Calif., October 24, 2019 — Wesco Aircraft Holdings Inc. (NYSE: WAIR), one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry, today announced that Wesco Aircraft stockholders voted to approve the proposed merger with an affiliate of Platinum Equity at the company’s special meeting of stockholders held earlier today.

Approximately 89.9 percent of Wesco Aircraft’s issued and outstanding shares were present at the meeting in person or by proxy. Approximately 99.9 percent of the shares present, representing 89.8 percent of Wesco Aircraft’s issued and outstanding shares, voted to approve the proposed merger, pursuant to which Wesco Aircraft would become a subsidiary of an affiliate of Platinum Equity.

The merger is expected to be completed by the end of calendar year 2019 and is subject to regulatory clearances and other customary closing conditions. Under the terms of the Merger Agreement, except as otherwise provided, Wesco Aircraft stockholders will receive $11.05 in cash for each share of Wesco Aircraft common stock they own.

Upon closing, Wesco Aircraft will be combined with Platinum Equity portfolio company Pattonair, a provider of supply chain management services for the aerospace and defense industries based in the United Kingdom.

The final results on the proposals voted on at the special meeting will be set forth in Wesco Aircraft’s separate Form 8-K filed with the SEC after certification by the company’s inspector of election.

Advisors

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisors to Wesco Aircraft, and Latham & Watkins LLP is providing legal counsel to Wesco Aircraft. Hughes Hubbard & Reed LLP is providing M&A legal counsel to Platinum Equity, and Willkie Farr & Gallagher LLP is providing financing legal counsel to Platinum Equity.

About Wesco Aircraft

Wesco Aircraft is one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery, chemical management services, third-party logistics or fourth-party logistics and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including C-class hardware, chemicals and electronic components and comprised of more than 550,000 active SKUs.

To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

Forward-Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of U.S. securities laws, including Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the Merger; (3) the risk that the Merger Agreement may be terminated in circumstances requiring Wesco Aircraft to pay a termination fee of approximately $39 million; (4) the risk that the Merger disrupts Wesco Aircraft’s current plans and operations or diverts management’s attention from its ongoing business; (5) the effect of the announcement of the Merger on the ability of Wesco Aircraft to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (6) the effect of the announcement of the Merger on Wesco Aircraft’s operating results and business generally; (7) the amount of costs, fees and expenses related to the Merger; (8) the risk that Wesco Aircraft’s stock price may decline significantly if the Merger is not consummated; (9) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Wesco Aircraft and others; (10) other factors that could affect the results of Wesco Aircraft’s business such as general economic and industry conditions, changes in military spending, a loss of significant customers or a material reduction in purchase orders by significant customers, suppliers’ ability to provide products in a timely manner, in adequate qualities and at a reasonable cost, and Wesco Aircraft’s ability to maintain effective information technology and warehouse management systems; and (11) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, Wesco Aircraft’s stockholders will cease to have any equity interest in Wesco Aircraft and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Wesco Aircraft’s filings with the SEC, including its Annual Report on Form 10-K for the year ended September 30, 2018 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Wesco Aircraft undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information

Jeff Misakian

Vice President, Investor Relations

661-362-6847

Jeff.Misakian@wescoair.com